Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is made as of August 22, 2024, by and among Brand Engagement Network, Inc. and its Affiliates (collectively, the “Company”), and Michael Zacharski (“Employee”). The Company and Employee are hereinafter collectively referred to as the “Parties,” or individually as a “Party.” This Agreement shall become effective when it is fully executed, except as otherwise provided herein (the “Execution Date”). Capitalized terms used in this Agreement but not defined herein shall have the meaning ascribed to such terms in the Employment Agreement or the Option Agreement (each as defined below).

WHEREAS, the Parties entered into that certain Employment Agreement, effective August 16, 2023, as amended by that certain First Amendment to Employment Agreement, dated as of April 22, 2024 (the “First Amendment”), and that certain Second Amendment to Employment Agreement, dated as of June 28, 2024 (the “Second Amendment”), and all exhibits thereto, including that certain Post-Merger Employment Agreement attached to the Employment Agreement as Exhibit A (the “Post-Merger Employment Agreement” and together with the First Amendment and the Second Amendment, the “Employment Agreement”);

WHEREAS, Employee entered into that certain Option Agreement, dated March 15, 2023, by and between the Company and Employee, as amended by that certain First Amendment to Option Agreement dated June 28, 2024, and the corresponding Stock Option Grant Notice (collectively, the “Option Agreement”);

WHEREAS, Employee has most recently been employed as the Company’s Co-Chief Executive Officer (“Co-CEO”);

WHEREAS, Employee’s last day of employment with the Company was August 16, 2024 (the “Separation Date”);

WHEREAS, the Parties agree that Employee’s separation of employment shall be a mutually agreed-upon separation;

WHEREAS, as of the Separation Date, Employee no longer holds any Director or officer positions with the Company or any of its Affiliates;

WHEREAS, the Parties agree that except for the Continuing Obligations and the Surviving Provisions (each as defined below), the Company’s obligations under the Employment Agreement terminated as of the Separation Date; and

WHEREAS, the Parties desire to finally, fully and completely resolve any and all matters that now or may exist between them concerning Employee’s hiring, compensation, terms and conditions of employment with the Company and separation from the Company and all matters arising from or during Employee’s employment, including any benefits, equity, bonuses and/or compensation connected with such employment and all other matters that the Parties had or may have for any reason.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. End of Employment. Employee’s employment and all officer positions with the Company terminated effective as of the Separation Date. Employee shall execute all documents and take such further steps as may be required to effectuate Employee’s separation from the Company and all director and officer positions, including the letter of resignation attached hereto as Exhibit A. This Agreement terminates and extinguishes all of the Company’s obligations to Employee except as specifically set forth in this Agreement. Employee agrees that Employee shall not execute any documents, make any representations, or take any other actions on behalf of the Company after the Separation Date. Regardless of whether Employee executes this Agreement, the Company will pay Employee (i) any unpaid base salary earned and accrued through the Separation Date; (ii) any accrued, unused vacation as of the Separation Date; (iii) 50% of the Merger Bonus (which equates to $250,000); and (iv) any vested benefits under the Company’s employee benefits plan(s) ((i), (ii), (iii) and (iv) collectively, the “Accrued Obligations”), within the time-period required by applicable law or the Parties’ agreement. All amounts due and payable under this Agreement shall be paid less all amounts required to be withheld by law, including all applicable federal, state and local withholding taxes and deductions. Except as stated in this Agreement or as required by applicable law, all compensation, bonuses, monies, vacation and benefits which relate to Employee’s employment or other affiliation with the Company ceased as of the Separation Date.

2. Separation Benefits. Provided that Employee executes and does not revoke this Agreement pursuant to Section 11 herein, and that Employee complies with this Agreement, in consideration of Employee’s execution of this Agreement and promises herein and release of claims set forth in Section 3, subject to Employee’s continued compliance with Employee’s obligations under Section 6 of this Agreement, the Company agrees to provide Employee with the following benefits (collectively, the “Separation Benefits”):

(a) Separation Pay. The Company shall pay Employee an amount equal to $91,666.67 (equal to two (2) months of Employee’s base salary as of the Separation Date), less applicable payroll withholdings and deductions (“Separation Pay”), payable in substantially equal installments in accordance with the Company’s normal payroll practices over the two (2) month-period following the ADEA Effective Date. The first payment will begin on the first payroll date following the ADEA Effective Date (defined below); provided, however, that if the Review Period and the ADEA Revocation Period described in Section 11 span two taxable years, payment of the Separation Pay shall not occur until the second taxable year. The Separation Pay shall not be treated as compensation under the Company’s 401(k) plan or any other benefit or retirement plan.

(b) Stock Options. The Parties mutually agree to amend the Option Agreement to (i) reduce the maximum number of shares by three-fourths of the original option shares so that three-fourths of the original option shares (1,012,875 options) shall be forfeited and no longer exercisable and Employee shall retain one-fourth of the original options (337,625 options); and (ii) reduce the option’s exercise period until the date that is three (3) years immediately following the Separation Date, as specifically set forth in the attached Second Amendment to Stock Option Agreement attached hereto as Exhibit B (the “Second Amendment to Option Agreement”).

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The Parties agree (i) that the payments and benefits provided for in this Section 2 constitute full and fair consideration between the Parties for all of the promises and release of claims in this Agreement and to resolve any and all disputes between the Parties, and (ii) that Employee is not otherwise entitled to the consideration in Section 2 but for this Agreement.

(c) Resale Registration. The Company agrees to take commercially reasonable efforts to file a registration statement on Form S-1 or Form S-8 with the Securities and Exchange Commission covering the resale of 46,868 shares of the Company’s common stock, par value $0.0001 per share, held by Employee as of the date hereof within thirty (30) days of the execution of this Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

3. General Release of Claims and Waiver.

(a) Release of Claims by Employee. In consideration of the promises of the Company provided herein, including, without limitation, the Separation Benefits, that being good and valuable consideration, the receipt, adequacy and sufficiency of which Employee acknowledges, Employee, on Employee’s own behalf and on behalf of Employee’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully and forever waives, releases, extinguishes and discharges the Company and each of its parents, affiliates, subsidiaries, successors and related companies, and each of their respective past, present and future owners, investors, divisions, equity holders, shareholders, stockholders, members, managers, directors, officers, executives, employees, consultants, independent contractors, attorneys, advisors, committees, employee benefit plans and committees, plan fiduciaries, insurers, agents, successors, representatives and assigns (each, a “Released Party” and collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, front pay, compensation, equity, bonuses, commissions, monies, benefits, profits interests, fringe benefits, reinstatement, reemployment, compensatory damages, punitive damages, or any other kind of damages, which any of the Releasing Parties have, had, or may have against any of the Released Parties relating to or arising out of any matter arising on or before the date this Agreement is executed by Employee. Such released Claims include, without limitation Claims related to Employee’s employment or other service relationship with the Company, including the Employment Agreement which, for the avoidance of doubt, includes the First Amendment, the Second Amendment, and the Post-Merger Employment Agreement; Employee’s terms and conditions of employment, treatment, promotions and/or demotions, compensation, equity, stock option grants, bonuses, commissions, incentive compensation, profits interests, carried interests, commissions, payments, vacation, paid time off, leaves of absence, alleged payments, securities, benefits, employment contracts, severance pay, and any other compensation or benefits Employee may or may not have received during Employee’s employment or other service relationship with the Company; Employee’s status as a Consultant, officer, Director, or stockholder of the Company; the Option Agreement and all amendments thereto, including the First Amendment to Option Agreement, the Blockchain Exchange Network, Inc. 2021 Equity Incentive Plan, the Company’s 2023 Long-Term Incentive Plan, all Stock Option Grant Notices, and all Incentive Stock Options. Employee further release all Claims arising at law or equity or sounding in contract (express or implied) or tort, including Claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing; Claims arising by statute, common law or otherwise, including all Claims arising under any federal, state, local, county or municipal laws of any jurisdiction; Claims for alleged fraud, concealment, negligence, negligent misrepresentation, fraudulent inducement, promissory estoppel, quantum meruit, equitable estoppel, intentional or negligent infliction of emotional distress, violation of public policy and all other common law or tort claims; Claims for discrimination, harassment, sexual harassment, interference or retaliation and Claims arising under all laws that prohibit discrimination, interference, harassment or retaliation based on age, sex, gender, sexual orientation, race, color, ancestry, national origin, alienage or citizenship status, religion, creed, disability, medical leave, military status, veteran status, marital status, genetic information, public policy, the filing of or intent to file a workers’ compensation claim, or any other protected trait, characteristic, or activity, including, without limitation, Claims under the following laws, as amended, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act of 1993, the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the New York State and New York City Human Rights Laws, and any other similar or equivalent state laws, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; and Claims for any expenses, costs or attorneys’ fees.

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(b) Release of Claims by the Company. In consideration of the release by Employee and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the Company hereby fully releases, remises, acquits and forever discharges Employee from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Company Released Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, bonuses, equity, commissions, carried interest, or compensatory, punitive or any other kind of damages, which the Company has had in the past or presently has against Employee, arising from or relating to Employee’s employment with the Company or the termination of his employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, except for any unknown claims that relate to any alleged illegal or fraudulent conduct by Employee.

(c) No Commencement. Except as required by law, Employee agrees that Employee will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person or entity to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or Claim before any court, agency or tribunal against the Company or any of the Released Parties arising out of or in connection with, or in any way related to, in whole or in part, Employee’s engagement or employment with the Company, the terms and conditions of Employee’s employment or engagement, or Employee’s termination from the Company or any of the matters or Claims discharged and released in this Agreement.

(d) Claims Excluded from Release. This Agreement is not intended to bar any rights or Claims (i) that may not be waived by private agreement under applicable law; (ii) for any vested benefits under the Company’s 401(k) plan (if any); (iii) relating to the options under the Option Agreement that remain outstanding and exercisable following the effective date of the Second Amendment to Option Agreement, subject to the terms of the Option Agreement, as amended, (iv) arising from this Agreement, (v) Employee’s indemnification rights, or (vi) arising from or with respect Employee’s rights as an investor in the Company.

(e) Consideration Provided by the Company. Employee acknowledges that the Severance Benefits and the Company’s release of claims as set forth in Section 3(b) constitute good and valuable consideration for Employee’s release of all claims contained in this Section 3 and Employee’s execution of the Second Amendment Option Agreement.

4. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement (a) is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the Securities Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), any state human rights commission, including the New York State Division of Human Rights, or any other government agency or entity charged with enforcement of any laws or (b) limits Employee from exercising rights under Section 7 of the National Labor Relations Act (the “NLRA”), if any. In making such disclosures, Employee need not seek prior authorization from the Company and is not required to notify the Company of any such reports, disclosures or conduct. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, the NLRB, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, NLRB any state human rights commission, or any other government agency or entity on Employee’s behalf with respect to any Claim released in this Agreement, except for any right Employee may have to receive a payment or award from a government agency (i.e., the SEC) for information provided to the government agency or otherwise where prohibited.

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5. No Admission of Liability. This Agreement shall not in any way be construed as an admission by any Released Party or Employee of any acts of wrongdoing or violation of any law or legal right. Rather, the Parties specifically deny and disclaim that either has any liability to the other (other than pursuant to this Agreement) but are willing to enter this Agreement at this time to definitely resolve once and forever this matter and to avoid the costs, expense, and delay of litigation.

6. Cooperation; Continuing Obligations; Surviving Provisions.

(a) Cooperation. As a condition of the consideration in Section 2, Employee agrees to cooperate and provide reasonable assistance, at the request of the Company, in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Employee worked on or had responsibility during Employee’s employment or other affiliation with the Company. This includes, but is not limited to, testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any litigation, investigation, claims or other disputed items involving the Company that relate to matters within Employee’s knowledge or responsibility. Specifically, Employee agrees (i) to meet with the Company’s representatives, their counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body; (iii) to provide the Company with immediate notice of contact or subpoena by any non-governmental adverse party (known to Employee to be adverse to the Company or its interests); and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives. Employee acknowledges and understands that Employee’s obligations of reasonable cooperation under this Section 6(a) are not limited in time and may include, but shall not be limited to, the need for or availability for testimony. Employee shall receive no additional compensation for time spent assisting the Company pursuant to this Section 6(a) other than the compensation and benefits provided for in this Agreement, provided that Employee shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in fulfilling Employee’s obligations pursuant to this Section 6(a), and to reimbursement for all legal fees and expenses incurred in connection therewith, in each case, provided that such fees and expenses are pre-approved by the Company in writing,. Nothing in this Section 6(a) is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4.

(b) Employee’s Continuing Obligations. Employee acknowledges and agrees that following the Separation Date, Employee remains subject to certain continuing obligations to the Company as set forth in the Employment Agreement, including but not limited to Employee’s obligations under the following provisions: Section 8 (“Confidential Information”), Section 10 (“Non-Compete and Business Protection Covenants”), Section 11 (“Covenant Not to Disclose”), Section 12 (“Intellectual Property”), and Section 13 (“Exit Interview”) (collectively, the “Continuing Obligations”).

(c) Employment Agreement’s Surviving Provisions. Employee acknowledges and agrees that in addition to the Continuing Obligations, the following provisions of the Employment Agreement survive the termination of the Employment Agreement and Employee’s Separation Date and remain in full force and effect according to their respective terms: Section 1 (“Definitions”), Section 14 (“Dispute Resolution; This Agreement is Subject to Arbitration”), Section 15 (“Equitable Relief”), Section 16 (“Judicial Modification”), Section 17 (“Notices”), Section 18 (“Waiver of Breach”), Section 19 (“Assignment”), Section 21 (“Partial Invalidity”), Section 22 (“Governing Law and Forum”), Section 23 (“Counterparts”) and Section 24 (“Headings, Gender, Number”) (collectively, the “Surviving Provisions”).

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(d) The Parties acknowledge and agree that the Continuing Obligations and the Surviving Provisions survive the termination of Employee’s employment and continue in full force and effect according to their terms. Employee reaffirms and agrees to observe and abide by the terms of the Continuing Obligations and the Surviving Provisions. Employee’s compliance with the Continuing Obligations and the Surviving Provisions is a material inducement for the Company to enter into this Agreement and to provide the Separation Benefits.

7. Non-Disparagement. Employee agrees that he will not, directly or indirectly, disclose, communicate, or publish any libelous, defamatory, or disparaging information concerning the Company, its executives, officers, Board of Directors, its Affiliates, employees, operations, technology, proprietary or technical information, strategies or business whatsoever, or cause others to disclose, communicate, or publish any disparaging information concerning the same. This provision shall not preclude Employee from providing truthful testimony in a court of law or a government investigation. Nothing in this Section 7 is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4. The Company agrees that the Company’s Chief Executive Officer, Chief Financial Officer, Chief Information Officer, and Board of Directors will not, directly or indirectly, disclose, communicate, or publish any libelous, defamatory, or disparaging information concerning Employee.

8. No Assignment of Claims and Binding Effect. Employee has not transferred or assigned, to any person or entity, any Claim involving the Company or the Released Parties, or any portion thereof or interest therein. This Agreement shall be legally binding upon and shall inure to the benefit of each of the Parties and their respective successors, assigns, executors, administrators, heirs and legal representatives. The Parties agree that the Released Parties are express third-party beneficiaries of this Agreement.

9. Severability and Waiver. Should any provision of this Agreement be declared or determined to be illegal or invalid by any governmental agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect. Upon any finding by any governmental agency or court of competent jurisdiction that Section 3 above is illegal or invalid, the Parties agrees to execute a valid and enforceable general release. This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties. Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.

10. Breach of Agreement. In the event Employee breaches any portion of this Agreement, including, without limitation, the Continuing Obligations or the Surviving Provisions, the Company may recover attorneys’ fees, expenses and costs the Company incurs in such action; and/or recover any and all other damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement.

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11. Knowing and Voluntary Waiver; Consideration and Revocation Periods. Employee, by Employee’s free and voluntary act of signing below, acknowledges that (a) Employee has been given a period of twenty-one (21) calendar days (“Review Period”) to consider whether to agree to the terms contained herein; (b) Employee has been advised by this writing to consult with an attorney (at Employee’s own expense) prior to executing this Agreement; (c) Employee understands that this Agreement specifically releases and waives all rights and claims Employee may have under the ADEA prior to the date on which Employee signs this Agreement; and (d) Employee agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. Employee understands that Employee has the right to use as much or as little of the Review Period as Employee wishes before executing this Agreement. The signed Agreement must be returned to the Company, (i) 145 E. Snow King Ave. – PO Box 1045, Jackson, WY 83001, Attn: Legal Department, with a copy via email to Legal@beninc.ai, or (ii) to be completed by DocuSign or (iii) returned via email to Raquel.Alvarenga@haynesboone.com with a copy to Matt.Fry@haynesboone.com by or before the end of the Review Period.

For a period of seven (7) calendar days after Employee signs this Agreement (the “ADEA Revocation Period”), Employee may revoke Employee’s agreement to release any rights or Claims Employee may have under the ADEA only, by indicating in writing to the Company, 145 E. Snow King Ave. – PO Box 1045, Jackson, WY 83001, Attn: Legal Department, with a copy via email to Legal@beninc.ai, Employee’s intention to revoke. If Employee exercises Employee’s right to revoke hereunder, Employee shall forfeit Employee’s right to receive the Separation Benefits, except for the sum of $1,000 (the “Release Consideration”), which Employee agrees is sufficient consideration for the release of remaining claims in Section 3. Employee understands that the Company’s obligation to provide the Separation Benefits does not become effective until after ADEA Revocation Period has expired without revocation by Employee. This Agreement as it pertains to Employee’s release of ADEA Claims shall become irrevocable, effective and enforceable on the eighth (8th) calendar day after its execution and non-revocation by Employee (“ADEA Effective Date”). Except for the release of ADEA Claims by Employee, all other provisions of this Agreement or parts thereof, including the release in Section 3, and the Company’s obligation to pay the Release Consideration, shall become effective and enforceable on the Execution Date (as defined above) according to their respective terms. In the event of revocation by Employee, the Company shall pay Employee the Release Consideration in a single lump sum payment within thirty (30) calendar days of the date of revocation by Employee.

12. Disclaimer of Reliance. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON ANY STATEMENT, REPRESENTATION OR PROMISE OF ANY OTHER PARTY, NOR ITS AGENTS, REPRESENTATIVES, OR EMPLOYEES, TO INDUCE IT TO ENTER INTO THIS AGREEMENT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IS KNOWINGLY WAIVING ANY CLAIM THAT THIS AGREEMENT WAS INDUCED BY MISTAKE, FRAUD, MISREPRESENTATION, OR NONDISCLOSURE. EACH PARTY REPRESENTS THAT IT IS RELYING SOLELY AND ONLY ON ITS OWN JUDGMENT IN ENTERING INTO THIS AGREEMENT.

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13. Known Violations. Employee agrees that, to the extent Employee is aware of conduct by anyone while engaged with, employed by or representing the Company that gives Employee a belief, concern or suspicion that a violation of any state or federal law, regulation or any policy of the Company, Employee has reported such belief, concern or suspicion to the Company. If Employee has not reported this information as of the date of this Agreement, Employee agrees Employee does not know of any such conduct. Employee understands that the Company has a strict policy against retaliation for reporting such information, and Employee has not withheld such information by reason of any concerns about retaliation. Employee acknowledges and understands that nothing in this provision is intended to interfere with Employee’s right to engage in the conduct set forth in Section 4.

14. Return of Company Property. Employee agrees that by the Execution Date, Employee shall, to the extent not previously returned or delivered, without copying or retaining any copies: (a) return all equipment, records, files, documents, data, computer programs, programs or other materials and property in Employee’s possession which belong to the Company, including, without limitation, all computer access codes, messaging devices, credit cards, cell phones, laptops, computers and related equipment, keys and access cards; and (b) deliver all original and copies of Confidential Information (defined above), notes, materials, records, reports, plans, data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise or on Employee’s personal computer or any other media) that relate or refer to the Company, or (2) the Company’s financial information, financial data, financial statements, personnel information, business information, strategies, sales, customers, suppliers, or similar information. The Parties agree that Employee has already returned all Company Property within Employee’s possession of which they are aware. Should Employee later discover additional items described or referenced in subsections (a) or (b) above, Employee shall promptly notify the Company and return/deliver such items to the Company, at the Company’s expense.

15. Waiver of Jury Trial. THE PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT OR OTHER ENGAGEMENT WITH THE COMPANY OR OTHERWISE.

16. Acknowledgments and Representations.

(a) Employee acknowledges and represents that Employee has not been denied any leave, benefits or rights to which Employee may have been entitled under any other federal or state law.

(b) Employee acknowledges and represents that, as of the date of this Agreement and except as expressly provided in this Agreement, Employee has been paid all wages, bonuses, compensation, equity, interests, paid time off and benefits related to Employee’s employment or engagement with the Company.

(c) Employee acknowledges and represents that Employee has not suffered any on the job injury for which Employee has not already filed a claim.

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(d) Employee acknowledges and represents that Employee has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and/or compliance issues or violations on the part of the Company or any other Released Party.

17. Entire Agreement. This Agreement, including the Continuing Obligations and the Surviving Provisions, and the Option Agreement, as amended, constitute the entire agreement and understanding between the Parties and fully supersede all prior and contemporaneous negotiations, understandings, representations, writings, discussions and/or agreements between the Parties, whether written or oral, pertaining to or concerning the subject matter of this Agreement. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force or effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all Parties to this Agreement.

18. Counterparts; Construction. This Agreement may be executed by the Parties in multiple counterparts, whether or not all signatories appear on these counterparts (including via electronic signatures and exchange of PDF documents via email), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that the language in this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the Parties.

19. Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

20. Section 409A. Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

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Signature Page Follows.}

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By executing this Agreement, Employee acknowledges that: (i) Employee has considered the terms of this Agreement; (ii) Employee has been advised to consult with an attorney prior to executing this Agreement (at his own expense); (iii) Employee has read this Agreement and fully understands its terms and their import and further understands that this Agreement includes a release of all claims, including a release of claims under the ADEA; (iv) the consideration provided for herein is good and valuable; and (v) Employee is entering into this Agreement voluntarily, deliberately of Employee’s own free will, with all the information needed to make an informed decision to enter this Agreement, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

ACCEPTED AND AGREED BY:

EMPLOYEE:	Signature:	/s/ Michael Zacharski

	Name:	Michael Zacharski

	Date:	August 22, 2024

THE COMPANY:	BRAND ENGAGEMENT NETWORK, INC.

	By:	/s/ Paul Chang

	Printed Name:	Paul Chang

	Title:	Chief Executive Officer

	Date:	August 22, 2024

{Signature Page to

Separation and Release Agreement}

Exhibit A

Letter of Resignation

Exhibit A to

Separation and Release Agreement

August 22, 2024

VIA EMAIL – Legal@beninc.ai

Brand Engagement Network Inc.

145 E. Snow King Avenue - PO Box 1045

Jackson, WY 83001

Attn: Legal Department

Re: Letter of Resignation

Dear Members of the Board:

I hereby tender my resignation from all director and officer positions I currently hold with Brand Engagement Network Inc. (the “Company”) and any of its subsidiaries and affiliates with immediate effect. My resignation is not in connection with any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any other matter.

Sincerely,

Michael Zacharski

Exhibit B

Second Amendment to Option Agreement

Exhibit B to

Separation and Release Agreement

SECOND AMENDMENT

TO

OPTION AGREEMENT

This Second Amendment to Option Agreement (this “Second Amendment”) is hereby made and entered into as of August 22, 2024 (the “Effective Date”), by and between Brand Engagement Network Inc. (the “Company”) and Michael Zacharski (the “Participant”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in that certain Option Agreement, dated March 15, 2023, by and between the Company and the Participant, as amended by that certain First Amendment to Option Agreement dated June 28, 2024,and the corresponding Stock Option Grant Notice (collectively, the “Option Agreement”) and in the Blockchain Exchange Network, Inc. 2021 Equity Incentive Plan.

WHEREAS, the Option Agreement may only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and the Participant mutually desire to amend the Option Agreement to reduce the maximum number of shares by three-fourths of the original option shares (so that 1,012,875 options shall be forfeited and no longer exercisable) and reduce the option’s exercise period until the date that is three years following the Participant’s termination of Continuous Service.

NOW, THEREFORE, in consideration of the mutual promises, conditions, and covenants contained herein and in the Option Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Effective Date, Section 4 of the Stock Option Grant Notice corresponding to the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4:

4.	Maximum Number of Shares for which this Option is exercisable:	337,625 (THREE HUNDRED THIRTY-SEVEN THOUSAND SIX HUNDRED TWENTY-FIVE)

2. Effective as of the Effective Date, Section 8 of the Option Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 8:

8. Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s terms. The term of your option expires upon the Option Expiration Date indicated in your Stock Option Grant Notice, or if earlier, on the date that is three (3) years after your termination of Continuous Service. This provision supersedes in its entirety any contrary provision, including, but not limited to, any contrary provision of (i) the Option Agreement, (ii) the Plan, including, but not limited to, Sections 5(g), (i), and (k) of the Plan, (iii) any applicable subsequent or replacement incentive plan including, but not limited to, to the extent applicable, the Brand Engagement Network, Inc. 2023 Long-Term Incentive Plan and Section 7.1 thereof, and (iv) any other provision that operates to accelerate the expiration of your option from the Option Expiration Date in your Stock Option Grant Notice.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

3. Except as expressly amended by this Amendment, the Option Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

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1

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, effective as of the Effective Date.

BRAND ENGAGEMENT NETWORK, INC.

By:
Name:
Title:

Participant:

Name:	Michael Zacharski

{Signature Page to

Second Amendment to Option Agreement}